Item 77H - 	Deutsche Global Growth VIP and
Deutsche Small Mid Cap Growth
VIP (each a series of Deutsche
Variable Series II (the
"Registrant"))
Change in Control of Registrant

Below are the persons presumed to control one of
Registrant's series because such person had owned
more than 25% of the series based on the records of
the series as of April 6, 2016 and April 3, 2017.
As of April 6, 2016:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Global
Growth VIP
ZALICO
DESTINATIONS
FARMERS SVSII
ATTN INVESTMENT
ACCOUNTING LL-
2W
GREENVILLE SC
29602-9097
63.50%
Deutsche
Small Mid
Cap Growth
VIP
ZALICO
DESTINATIONS
FARMERS SVSII
ATTN INVESTMENT
ACCOUNTING LL-
2W
GREENVILLE SC
29602-9097
44.78%
Deutsche
Small Mid
Cap Growth
VIP
ALLMERICA LIFE
SVSII
ATTN PRODUCT
VALUATION
TOPEKA KS 66636-
1000
26.31%


As of April 3, 2017:

Series
Name of Person
Ownership
as % of
Series
Deutsche
Global
Growth VIP
ZALICO
DESTINATIONS
FARMERS SVSII
ATTN INVESTMENT
ACCOUNTING XX-
XX
PO BOX 19097
GREENVILLE SC
29602-9097
65.79%
Deutsche
Global
Growth VIP
ALLMERICA LIFE
SVSII
ATTN PRODUCT
VALUATION
1 SW SECURITY
BENEFIT PL
TOPEKA KS 66636-
1000
26.57%
Deutsche
Small Mid
Cap Growth
VIP
ZALICO
DESTINATIONS
FARMERS SVSII
ATTN INVESTMENT
ACCOUNTING XX-
XX
PO BOX 19097
GREENVILLE SC
29602-9097
46.59%